SUB-ITEM 77Q2:

            Section 30(h) of the Investment Company Act of 1940, as amended, and Section 16(a) of the Securities Exchange Act of 1934 require that the directors and officers of the Fund and persons who beneficially own more than ten percent of the Fund's shares file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of shares of the Fund.
  Specific due dates have been established and the Fund is required to disclose any failure to file by the specific due dates.


            Each director entitled to a fee from the Fund receives fifty percent of his annual fee in the form of Fund shares purchased by the Fund's transfer agent in the open market on his behalf. Due to a clerical error, the following required reports set forth below were not timely filed with respect to such purchases on behalf of the directors of the Fund.


* Martin M. Torino:  A Form 4 was not
timely filed to report a purchase of Fund shares on July 22, 2002.
  A Form 4 was filed on August 16, 2002 to report this transaction.


* Miklos A. Vasarhelyi: A Form 4 was not timely filed to report a purchase of Fund shares on July 22, 2002.
  A Form 4 was filed on August 26, 2002 to report this transaction.

* Robert J. McGuire: A Form 4 was not timely filed to report a purchase of Fund shares on July 22, 2002.
A Form 4 was filed on August 27, 2002 to report this transaction.


* James J. Cattano: A Form 4 was not timely filed to report a purchase of Fund shares on July 22, 2002. A Form 4 was filed on August 27, 2002 to report this transaction.


* George W. Landau:  A Form 4 was not
timely filed to report a purchase of Fund shares on July 22, 2002.
 A Form 4 was filed on August 29, 2002 to report this transaction.

* Enrique R. Arzac: A Form 4 was not timely filed to report a purchase of Fund shares on July 22, 2002. A Form 4 was filed on August 29, 2002 to report this transaction.

            To the Fund's knowledge, the following required reports set forth below were not timely filed with respect to persons who beneficially own more than ten percent of the Fund's shares.

* Deutsche Bank AG: A Form 3 was not timely filed to report its beneficial ownership of more ten percent of the
Fund's shares on February 27, 2002.  A Form 3 was filed on
January 2, 2003 to report this event.

* Deutsche Bank AG: A Form 4 was not timely filed to report seventeen purchases of Fund shares. A Form 4 was filed on January 2, 2003 to report these transactions.

            In making this disclosure, the Fund has relied on copies of reports that were furnished to it and written representations of its directors, officers and persons who beneficially own more than ten percent of the Fund's shares.







	- 2 -